Exhibit 16.1

pwc

November 20, 2014

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by ITT Educational Services, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of ITT Educational Services, Inc. dated November 17, 2014. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 101 West Washington Street Suite 1300, Indianapolis, IN 46204
T: (317) 222 2202, F: (317) 940 7660, www.pwc.com/us